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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: December 3, 2003
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                                 IA Global, Inc.
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               (Exact Name of Registrant as specified in Charter)



         Delaware                      1-15863                  13-4037641
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification Number)



        533 Airport Boulevard, Suite 400, Burlingame, CA        94010
        ------------------------------------------------        -----
           (Address of principal executive offices)           (Zip Code)




       Registrant's telephone number, including area code: (650) 685-2403
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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURES

On November 12, 2003, we agreed to sell to Inter Asset Japan Co. Ltd., 1,666,666 shares of our common stock at an average price of $0.30 per share, for a total of $.5 million, representing an approximate 17% discount to the trailing five-day average closing price of our common stock ending November 6, 2003, the date Inter Asset Japan made its investment commitment. As Inter Asset Japan's purchase price per share was at a discount to market, our shareholders will be asked to ratify and approve this transaction, as required by the applicable rules of the American Stock Exchange at the our forthcoming 2003 annual meeting of shareholders.

The Company purchased and subsequently leased 600 computers to ForeignTV Japan, a company controlled by Inter Asset Japan Co. Ltd., the major shareholder of the Company. The Inter Asset Group owns approximately 66% of ForeignTV Japan. The Company had a minority ownership in the ForeignTV Japan, but that interest was sold approximately one year ago. These computers cost approximately $1,000 per machine or approximately $600,000. The Company expects to receive about $1,200,000 over the term of these leases for the equipment under lease. The terms of the leases are as follows;

      o Lease 1 dated June 10, 2003 for 100 computers. The monthly rental is 950,000 Yen or approximately $8,000 per month.

      o Lease 2 dated June 20, 2003 for 200 computers. The monthly rental is 1,900,000 Yen or approximately $17,000 per month.

      o Lease 3 dated August 1, 2003 for 300 computers. The monthly rental is 2,850,000 Yen or approximately $25,000 per month.

      o  The rental period for each lease is for 2 years.

      o The lease contract shall be automatically extended for six months if ForeignTV Japan does not object within one month of the contract termination date.

      o These computers are to be returned to the Company upon termination of the leases.

These leases were not recorded as a financing lease because these leasing transactions are between related parties under common control. As a result, revenues are not being recognized on any cash receipts. In addition, the lessee of these computers is not adequately capitalized, therefore the collectibility of the lease payments is not certain. The Company has received 3,429,749 Yen or approximately $31,000 during the quarter ending September 30, 2003 and this amount has been booked as deferred revenue on the balance sheet.

On November 17, 2003, we assigned to Inter Asset Japan (a) the lease with ForeignTV Japan for the 600 personal computers, (b) unpaid invoices totaling 18,947,500 Yen, or approximately $166,000, from ForeignTV Japan, (c) and rights to cash received of 3,429,749 Yen, or approximately $31,000, in exchange for (a) cancellation of a 34,000,000 Yen, or approximately $298,000, loan from Inter Asset Japan and related accrued interest, and (b) 34,000,000 Yen, or approximately $298,000, to be wired to the Company by December 1, 2003.

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

On October 31, 2003, we completed a joint venture agreement with London Wall Investments Pty. Ltd., a privately held corporation located in Perth, Australia, whereby we will acquire a 50% equity stake in a newly formed company to be called QuikCat Australia Pty Ltd ("QuikCat") for a nominal value. We provided QuikCat with an initial unsecured loan of AUD$50,000, or approximately $35,000 based on the Australian /US dollar exchange rate, for operating costs of the business. On October 15, 2003, the Company provided QuikCat a loan of an additional $15,000. We expect to provide additional funding of approximately $80,000 in the fourth quarter of 2003 and the first quarter of 2004 for development expenses. IA Global has further committed $110,000 for licenses to assist QuikCat and iAccele in their plans to expand and operate the internet acceleration services in their respective markets. Of this $110,000, $10,000 was paid on September 3, 2003. Completion of the license is dependant upon regulatory approvals. No guarantee can be made that these approvals will be obtained to the full satisfaction of IA Global, if at all.

On December 2, 2003, IA Global Inc., announced that it reached agreement with its majority shareholder to convert approximately $834,000 in outstanding convertible debt plus interest of approximately $33,000 in exchange for its common stock. PBAA Fund Ltd., an affiliate of the company's majority shareholder, plans to convert the remainder of its outstanding debt under a revised agreement from its original contract dated January 31, 2003. The company believes that the conversion of this debt will further strengthen its balance sheet and enable the company to carry out further restructuring of our current operation and accelerate execution of strategic business plans.

Under the conversion terms, the company plans to issue approximately 3.16 million shares of common stock to PBAA Fund Ltd. at a conversion rate equal to $0.30, representing an approximate 15% discount to the trailing twenty day average closing price of the company's common stock ending November 21, 2003, the date PBAA Fund Ltd made its investment commitment. As PBAA Fund Ltd's conversion purchase price per share was at a discount to market, the company's shareholders will be asked to ratify and approve this transaction, as required by the applicable rules of the American Stock Exchange at the company's forthcoming 2003 annual meeting of shareholders.

On July 7, 2003, we previously announced that (a) The PBAA Fund Ltd., our majority shareholder, had invested an additional $2.0 million into our company and (b) in a contemporaneous transaction, approximately $1.16 million of outstanding convertible debt had been exchanged for series B preferred stock at the predetermined conversion price.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial statements of business acquired- None.

         (b) Pro Forma financial information- None.

         (c) Exhibits:

         EXHIBIT NO.                       DESCRIPTION
         -----------                       -----------

             2.1 Subscription Agreement, dated November 6, 2003, between IA Global, Inc. and Inter Asset Japan Co., Ltd.

             2.2 Agreement to Sell Personal Computers, dated November 17, 2003, between IA Global, Inc., iAccele Co. Ltd. and Inter Asset Japan Co., Ltd.

             2.3 Subscription Agreement, dated June 30, 2003, between IA Global, Inc. and PBAA Fund, Ltd.

             2.4 Notice of Conversion of Promissory Note, dated June 30, 2003, between IA Global, Inc. and Inter Asset Japan Co., Ltd.

             2.5 Business Development Loan and Venture Agreement, dated August 18, 2003, between IA Global, Inc. and London Wall Investments Pty. Ltd.

             2.6 Letter of Intent, dated July 31, 2003, between IA Global, Inc. and London Wall Investments Pty. Ltd.

             2.7 Notice of Intent to Convert 100 Million Yen Intracompany Loan to IA Global Common Stock, dated November 21, 2003, between IA Global, Inc. and PBAA Fund, Ltd.

            99.1      Press release dated November 19, 2003.

            99.2      Press release dated October 31, 2003.

            99.3      Press release dated December 2, 2003.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 3, 2003               IA Global, Inc.
                                       (Registrant)

                                       By: /s/ Alan Margerison
                                           -------------------
                                           Alan Margerison
                                           President and
                                           Chief Executive Officer


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